SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): June 1, 2007




                           DELTA AND PINE LAND COMPANY

             (Exact name of registrant as specified in its charter)

               Delaware                                62-1040440
     (State or other jurisdiction                     (IRS employer
           of incorporation)                        identification No.)
                                    000-21788
                            (Commission file number)

                    One Cotton Row, Scott, Mississippi 38772
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (662) 742-4000

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.

On June 1, 2007, Monsanto Sub, Inc., a wholly-owned subsidiary of Monsanto Company, was merged with and into Delta and Pine Land Company ("D&PL"), with D&PL continuing as the surviving corporation. Under the terms of the Agreement and Plan of Merger dated August 14, 2006 between D&PL, Monsanto Sub, Inc. and Monsanto Company (the "Merger Agreement"), each issued and outstanding share of common stock of D&PL (including any preferred stock purchase rights associated therewith) and each issued and outstanding share of Series M Convertible Non-Voting Preferred Stock of D&PL(excluding, in each case, all shares held by D&PL as treasury stock, Dissenting Shares (as defined in the Merger Agreement) and any shares held by Monsanto Company or any subsidiary of Monsanto Company) were canceled and converted into the right to receive $42.00 in cash without interest.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

As contemplated by the Merger Agreement, D&PL notified the New York Stock Exchange on June 1, 2007, of the closing of the Merger, and on June 5, 2007, the New York Stock Exchange filed a delisting application on Form 25 with the Securities and Exchange Commission with respect to the common stock of D&PL.

Item 5.01      Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report is incorporated by reference herein.

Item 8.01      Other Events.

A copy of the press release announcing the completion of the merger is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.     Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.    Description
-----------    -----------

99.1           Press Release dated June 1, 2007





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DELTA AND PINE LAND COMPANY


Date:  June 6, 2007       /s/ Kenneth M. Avery
                          --------------------
                          Kenneth M. Avery,
                          Vice President - Chief Financial Officer and Assistant
                          Secretary